Exhibit 5.1

[BANNER CORPORATION LETTERHEAD]

June 12, 2020

Banner Corporation
10 South First Avenue
Walla Walla, WA 99362

Re: Registration Statement on Form S‑3

Ladies and Gentlemen:

I am Executive Vice President and General Counsel for Banner Corporation, a Washington corporation (the “Company”). My opinion has been requested in connection with the preparation of a registration statement on Form S‑3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”); (ii) preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the “Depositary Shares”); (iv) common stock, $0.01 par value per share (the “Common Stock”); (v) contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (vi) units, to be comprised of two or more of the Securities, as defined below (the “Units”); (vii) warrants to purchase Debt Securities (the “Debt Warrants”); (viii) warrants to purchase Preferred Stock, Depositary Shares or Common Stock (the “Equity Warrants,” and together with the Debt Warrants, the “Warrants”); and (ix) rights entitling the holders thereof to purchase shares of Common Stock or other securities of the Company (the “Rights”).  The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Units, the Warrants and the Rights are collectively referred to as the “Securities.”

I have examined the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In connection with this opinion letter, I have also assumed that: (i) the Registration Statement, and any post-effective amendments thereto, will have become effective; (ii) a prospectus supplement for the applicable offering will have been prepared and filed with the Commission; (iii) all shares of Common Stock or Preferred Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) at the time of any offering or sale by the Company of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Common Stock or Preferred Stock offered will have been duly

Banner Corporation

authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

My opinions set forth below are limited to the matters expressly set forth in this opinion letter.  No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the Washington Business Corporation Act, and I express no opinion with respect to the laws of any other jurisdiction.  The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof.  I undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if I become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1. With respect to any shares of Preferred Stock to be issued, when: (a) the Company’s Board of Directors (the “Board”) has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock (the “Preferred Stock Terms”); (b) the Preferred Stock Terms have been included as part of a certificate of designations to the Company’s articles of incorporation duly filed with the Washington Secretary of State; (c) the Preferred Stock Terms and the terms of the issuance and sale of the Preferred Stock have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Washington law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Common Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Washington law) either (i) in accordance with the applicable definitive purchase, underwriting or

Banner Corporation

similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein.  In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Craig Miller

Craig Miller
Executive Vice President and General Counsel